FOR RELEASE
Exhibit 99.1

Tower Automotive, Inc. 27275 Haggerty Road Novi, MI 48337	Contact: Joe Kirik (248) 675-6253 (248) 649-8900 kirik.joe@towerautomotive.com
TOWER AUTOMOTIVE FILES TERM SHEET WITH BANKRUPTCY COURT
TO SELL COMPANY THROUGH A CHAPTER 11 PLAN
NOVI, Mich., March 28, 2007 — Tower Automotive (OTCBB: TWRAQ) announced today it has filed a restructuring term sheet with the U.S. Bankruptcy Court for the Southern District of New York to sell substantially all of its assets through a Chapter 11 Plan to funds and accounts to be designated by Cerberus Capital Management, L.P. The proposed transaction, among other things, provides for payment in full of obligations under Tower’s Debtor-in-Possession (DIP) credit facility and second lien loan facility, assumption of the company’s pensions, and certain recovery for unsecured creditors. Tower’s Unsecured Creditors Committee supports the transaction and has signed the term sheet.
“We have accomplished a tremendous amount during the last few years to revitalize Tower so the company can strongly compete in today’s global automotive marketplace,” said Kathleen Ligocki, President and Chief Executive Officer. During its reorganization process, Tower diversified its customer portfolio, sold non-core businesses, consolidated the North American manufacturing footprint and negotiated settlements with all 10 U.S.-based labor unions to drive the profitability needed to attract new investment to the company. “The recapitalization of the company is the last major milestone in our restructuring process. We are excited to have the support of an investor like Cerberus Capital Management, L.P., a group dedicated to investing in the automotive sector for the long term,” said Ms. Ligocki.
The term sheet anticipates Tower will file a chapter 11 Plan by April 20, 2007. It also specifies a marketing process under which qualified parties may submit competing bids by June 15, 2007. If competing bids are received, the company proposes to conduct an auction on June 21, 2007 to determine the highest and best bid. The company would then ask the Bankruptcy Court to confirm Tower’s Plan and approve a transaction on June 22, 2007, with a closing to occur by July 31, 2007.
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About Tower Automotive
Tower Automotive, Inc. is a global designer and producer of vehicle structural components and assemblies used by every major automotive original equipment manufacturer, including BMW, DaimlerChrysler, Fiat, Ford, General Motors, Honda, Hyundai/Kia, Nissan, Toyota, Volkswagen and Volvo. Products include body structures and assemblies, lower vehicle frames and structures, chassis modules and systems, and suspension components. Additional company information is available at www.towerautomotive.com.
Forward-Looking Statements
All statements, other than statements of historical fact, included in this press release or incorporated by reference herein, are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “intends,” “project,” “plan” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management as well as on assumptions made by and information currently available to the Company at the time such statements were made.
Various economic and competitive factors could cause actual results to differ materially from those discussed in such forward-looking statements, including factors which are outside the control of the Company, such as risks relating to: (i) confirmation of a plan of reorganization under the Bankruptcy Code which would allow the Company to reduce unsustainable debt and other liabilities and simplify the Company’s complex and restrictive capital structure; (ii) the Company’s reliance on major customers and selected vehicle platforms; (iii) the cyclicality and seasonality of the automotive market; (iv) the failure to realize the benefits of acquisitions and joint ventures; (v) the Company’s ability to obtain new business on new and redesigned models; (vi) the Company’s ability to achieve the anticipated volume of production from new and planned supply programs; (vii) the general economic or business conditions affecting the automotive industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; (viii) the Company’s failure to develop or successfully introduce new products; (ix) increased competition in the automotive components supply market; (x) unforeseen problems associated with international sales, including gains and losses from foreign currency exchange; (xi) implementation of or changes in the laws, regulations or policies
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governing the automotive industry that could negatively affect the automotive components supply industry; (xii) changes in general economic conditions in the United States, Europe and Asia; and (xiii) various other factors beyond the Company’s control. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.
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